UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

BAXANO SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Address of principal executive offices)

(Zip Code)

(919) 800-0020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Lincoln Park Purchase Agreement

On December 3, 2013, Baxano Surgical, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC up to $7.0 million in shares of its common stock, $0.0001 par value per share (“Common Stock”), subject to certain limitations.

Pursuant to the Purchase Agreement, upon the satisfaction of all of the conditions to the Company’s right to commence sales under the Purchase Agreement, the Company has the right, on any business day and as often as every other business day over the 36-month term of the Purchase Agreement, at its sole discretion and subject to certain conditions, to direct LPC to purchase up to 100,000 shares of Common Stock, which amount may be increased, in accordance with the Purchase Agreement. The purchase price of shares of Common Stock related to the future funding will be based upon the prevailing market prices of the Common Stock at the time of sales, and the Company will control the timing and amount of any sales of Common Stock to LPC. In no event, however, will shares be sold to LPC on any date that the closing price of the Common Stock is below the floor price as set forth in the Purchase Agreement. In addition, the Company may direct LPC to purchase additional amounts as accelerated purchases if, on the date of a regular purchase, the closing sale price of the Common Stock is not below a threshold price as set forth in the Purchase Agreement.

As consideration for its commitment to purchase Common Stock pursuant to the Purchase Agreement, the Company issued to LPC 182,609 shares of Common Stock immediately upon entering the Purchase Agreement and will issue up to 60,870 shares pro rata as and when LPC purchases Common Stock under the Purchase Agreement. The Company will not receive any cash proceeds from the issuance of these shares.

The Company intends that any proceeds received by the Company from sales of shares of Common Stock to LPC under the Purchase Agreement, when such sales are made, will be used for general corporate and working capital purposes.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and LPC, limitations and conditions to completing future sale transactions, indemnification rights and other obligations of the parties. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. There is no upper limit on the price per share that LPC could be obligated to pay for Common Stock under the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to LPC under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations.

All shares of Common Stock to be issued and sold to LPC pursuant to the Purchase Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-174255) declared effective on August 1, 2011 (the “Registration Statement”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Hercules Credit Facility and Warrant

On December 3, 2013 (the “Closing Date”), the Company obtained a credit facility of up to $15.0 million (the “Credit Facility”) from Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”), to pay off an existing credit facility and cash collateralize letters of credit issued thereunder, and for general corporate and working capital purposes. The Credit Facility is governed by a loan and security agreement, dated December 3, 2013 (the “Loan Agreement”), which provides for up to three separate advances, with the first advance of $7.5 million available at closing. The availability of the second advance of $2.5 million is dependent upon the Company achieving $6.0 million in gross commercial revenue for the fourth quarter of the Company’s 2013 fiscal year. The availability of the third advance of $5.0 million is dependent upon the Company achieving $7.0 million in gross commercial revenue for the first quarter of its 2014 fiscal year and net proceeds of at least $15.0 million from sales of its equity securities on or before June 15, 2014.

The Credit Facility will mature in 38 months, or in 41 months if the specified revenue targets are achieved. Each advance accrues interest at a rate equal to the prime rate plus 7.75% (with the prime rate subject to a floor of 4.75%), calculated on an actual/360 basis and payable monthly in arrears. Amounts outstanding during an event of default accrue interest at a rate of 3% in excess of the above rate, and past due amounts are subject to a 5% late charge. Outstanding principal will amortize in the 29-month period preceding maturity, payable in equal installments of principal and interest (subject to recalculation upon a change in prime rates). Any advance may be prepaid in whole or in part at any time, subject to a prepayment fee of 1-2% if prepaid more than one year after closing. In addition, a fee equal to 3.50% of all advances made under the Credit Facility will be payable upon the repayment or prepayment in full of the advances.

The Credit Facility is secured by a lien on substantially all of the assets of the Company.

The Loan Agreement contains customary covenants and representations, including a financial reporting covenant and limitations on dividends, distributions, debt, contingent obligations, liens, loans, investments, mergers, acquisitions, divestitures, subsidiaries, and changes in control. There are no financial covenants. Prior to the maturity of the Credit Facility, Hercules will also have the right to participate on the same terms as other participants in certain types of broadly marketed equity financings of the Company.

The events of default under the Loan Agreement include, without limitation, (1) a material adverse change in the ability of the Company to perform its obligations under the Loan Agreement, or in the value of its collateral and (2) an event of default under any other indebtedness of the Company in excess of $150,000. If an event of default occurs, Hercules is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement.

The Loan Agreement also contains other customary provisions, such as expense reimbursement and confidentiality. Hercules has indemnification rights and the right to assign the Credit Facility.

In connection with the Credit Facility, the Company issued to Hercules a warrant to purchase shares of the Company’s Common Stock (the “Warrant”). The Warrant consists of two tranches, the first tranche issued at closing and the second tranche to be issued if and when Hercules makes a second advance under the Loan Agreement. The first tranche is exercisable for a number of shares of the Company’s Common Stock equal to $900,000 divided by the exercise price. The second tranche is exercisable for a number of shares of the Company’s Common Stock equal to $300,000 divided by the exercise price. The exercise price is $1.02 initially, but is subject to downward adjustment upon the Company’s consummation of a financing at a lower effective price per share during the one-year period following the Closing Date. The aggregate number of shares issuable upon exercise is limited to 1,176,471. The Warrant is exercisable until the fifth anniversary of the Closing Date and will be exercised automatically on a net issuance basis if not exercised prior to the expiration date.

The foregoing description of the Credit Facility and Warrant does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the Warrant, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 3, 2013, the Company utilized a portion of the initial advance under the Credit Facility, together with other available cash, to prepay all obligations owing under, and to terminate the Loan and Security Agreement dated as of March 15, 2012 (as amended by the First Amendment to Loan and Security Agreement dated as of May 31, 2013), among the Company, Oxford Finance LLC, as collateral agent, and Silicon Valley Bank and Oxford Finance Funding I, LLC, as lenders, and the related promissory notes.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Credit Facility set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Warrant set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued the Warrant to Hercules in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on the representations made by Hercules, including the representations with respect to Hercules’ status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Hercules’ investment intent with respect to the Warrant and the underlying shares of Common Stock.

Item 7.01	Regulation FD Disclosure.

On December 3, 2013, the Company issued a press release announcing the execution of the Purchase Agreement and the Loan Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This Form 8-K includes “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements related to the potential future sales of the Company’s Common Stock and price for such sales under the Purchase Agreement. These forward looking statements are based on the Company’s current beliefs and assumptions and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on the Company’s expectations as of the date of this Form 8-K and speak only as of the date of this Form 8-K. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
10.1	Purchase Agreement, dated as of December 3, 2013, between Baxano Surgical, Inc. and Lincoln Park Capital Fund, LLC
10.2	Loan and Security Agreement, dated December 3, 2013, between Baxano Surgical, Inc. and Hercules Technology Growth Capital, Inc.
10.3	Warrant Agreement, dated December 3, 2013, between Baxano Surgical, Inc. and Hercules Technology Growth Capital, Inc.
23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1).
99.1	Press release, dated December 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXANO SURGICAL, INC.

Date: December 3, 2013	By:	/s/ Ken Reali
Ken Reali
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
10.1	Purchase Agreement, dated as of December 3, 2013, between Baxano Surgical, Inc. and Lincoln Park Capital Fund, LLC
10.2	Loan and Security Agreement, dated December 3, 2013, between Baxano Surgical, Inc. and Hercules Technology Growth Capital, Inc.
10.3	Warrant Agreement, dated December 3, 2013, between Baxano Surgical, Inc. and Hercules Technology Growth Capital, Inc.
23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1).
99.1	Press release, dated December 3, 2013.